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                                                                   EXHIBIT 10.62



                              CONSULTANT AGREEMENT

          AGREEMENT made as of October 8, 2002, between LIQUID AUDIO, INC., a Delaware corporation (the "Company"), and RAYMOND DOIG (the "Consultant").

          WHEREAS, while the Consultant was a director of the Company, the Company entered into the Amended and Restated Agreement and Plan of Merger dated as of June 14, 2002 and as amended and restated as of July 14, 2002 (the "Merger Agreement") by and among the Company, April Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company ("Merger Sub"), and Alliance Entertainment Corp, a Delaware corporation ("Alliance"), pursuant to which Merger Sub shall be merged with and into Alliance (the "Merger");

          WHEREAS, the Company desires to benefit from the Consultant's business acumen and commercial expertise by retaining the Consultant under this Agreement; and

          WHEREAS, the Consultant, in accordance with the terms and provisions set forth below, desires to be retained by the Company under this Agreement and to advise and consult with the Company regarding the Merger and Merger Agreement and any other matters brought to the Special Committee of the Board of Directors, which was established by resolution of the Board of Directors on October 8, 2002 (the "Special Committee").

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                    SERVICES

          1.01. Services. The Consultant agrees to advise and consult with the Company on such matters as the Board of Directors or any committee thereof requests of the Consultant from time to time (the "Services"). Nothing contained in this Agreement shall prevent the Consultant from engaging in any business, charitable or personal activities that do not interfere with his ability to perform the Services.

          1.02. Term. This Agreement shall become effective on the date hereof and shall terminate on the earlier of (i) the consummation of the Merger or (ii) the termination of the Merger Agreement pursuant to its terms, unless otherwise extended at the request of the Board of Directors or the Special Committee with respect to other matters brought to the Special Committee or terminated earlier pursuant to Section 2.04 hereof at the direction of the Special Committee (the "Term").

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          1.03  Confidential Information. (a) The Consultant shall not, during and after the Term, without the prior written consent of the Company, directly or indirectly, use any Confidential Information (as defined below) in any way, or divulge, disclose or make available or accessible any Confidential Information to any person, firm, partnership, corporation, trust or any other entity or third party, other than when required to do so in good faith to perform the Services under and in accordance with this Agreement or when required to do so by a lawful order of a court of competent jurisdiction. In addition, the Consultant shall not create any derivative work or other work product based on or resulting from any Confidential Information, except in good faith in order to provide the Services under and in accordance with this Agreement.

     (b) The Consultant shall at all times use his best efforts to safeguard any Confidential Information in his possession or under his control. In addition, the Consultant shall immediately notify the Company if he becomes aware of any unauthorized use or disclosure of any Confidential Information by any third party, and the Consultant agrees to cooperate fully in any attempts or efforts by the Company or any of its affiliates to obtain any relief or remedy in respect of such unauthorized use or disclosure.

     (c) For purposes of this Agreement, "Confidential Information" shall mean all information relating to the Merger, the Merger Agreement or the business, investments, finances or other matters of a confidential nature of the Company or any of its affiliates of which the Consultant may in the course of his duties hereunder or otherwise become possessed; provided, however, that Confidential Information shall not include any information that is, becomes, generally available to the public (unless such availability occurs as a result of the Consultant's breach of any portion of this Section or any other obligation the Consultant owes to the Company or any of its affiliates).

                                   ARTICLE II

                   REMUNERATION OF THE CONSULTANT; TERMINATION

          2.01. Compensation. The Company shall pay the Consultant $1,500 in respect of any day during which the Consultant is engaged in any Service on behalf of the Company at the request of the Board of Directors including the Special Committee or any committee of the Board of Directors; provided, however, that such compensation shall not exceed $50,000 in the aggregate.

          2.02. Expenses. The Company shall reimburse the Consultant for all ordinary, necessary and reasonable business expenses incurred by the Consultant in connection with the Services. The Consultant shall furnish the Company with reasonably detailed documentation for any such reimbursable expenses.

          2.03. Indemnification. (a) In the event the Consultant in his capacity under and in accordance with the provisions of this Agreement was, is or becomes a party to or other participant in, or is threatened to be made a party to or other participant in, a Claim (as defined

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below) by reason of (or arising or allegedly arising in any manner out of or relating to in whole or in part) an Indemnifiable Event (as defined below), the Company to the fullest extent permitted by applicable law shall indemnify and hold harmless the Consultant from and against any and all Losses (as defined below) suffered, incurred or sustained by the Consultant or to which the Consultant becomes subject, resulting from, arising out of or relating to such Claim. The Consultant shall give the Company written notice of any Claim (accompanied by such reasonable supporting documentation as may be in the Consultant's possession) as soon as practicable after the Consultant becomes aware thereof; provided, however, that the failure of the Consultant to give such notice shall not relieve the Company of its indemnification obligations under this Agreement, except to the extent that such failure materially prejudices the rights of the Company.

     (b) For purposes of this Agreement, (i) a "Claim" shall mean any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative, formal or informal investigative or other), whether instituted by the Company or any other party, or any inquiry or investigation that the Consultant in good faith believes might lead to the institution of any such action, suit or proceeding, (ii) an "Indemnifiable Event" shall mean any event or occurrence relating to or directly or indirectly arising out of, or any action taken or omitted to be taken by the Consultant in good faith in connection with the Services, (iii) "Losses" shall mean any and all damages, judgments, fines, penalties, amounts paid or payable in settlement, deficiencies, losses and Expenses (including all interest, assessments, and other charges paid or payable in connection with or in respect of such Losses), and (iv) "Expenses" shall mean all reasonable attorneys' fees and all other reasonable fees, costs, expenses and obligations paid or incurred in connection with the Services or related matters, including without limitation, investigating, defending or participating (as a party, witness or otherwise) in (including on appeal), or preparing to defend or participate in, any Claim relating to any Indemnifiable Event.

     (c) In the case of the commencement of any action against the Consultant in respect of which he may seek indemnification from the Company hereunder, the Company will be entitled to participate therein, including, without limitation, the negotiation and approval of any settlement of such action and, to the extent that the Company may wish to assume the defense thereof, with counsel satisfactory to the Consultant, and after notice from the Company to the Consultant of the Company's election so to assume the defense thereof, together with the Company's written acknowledgement and agreement that it will fully indemnify the Consultant under the terms of this Agreement with regard to such Claim, the Company will not be liable to the Consultant under this Agreement for any Expenses subsequently incurred by him in connection with the defense thereof other than reasonable costs of investigation and preparation therefore (including, without limitation, appearing as a witness and reasonable fees and expenses of legal counsel in connection therewith). The Company shall in no event be liable for any settlement of any action effected without its prior written consent (which consent shall not be unreasonably withheld). The Company shall not settle any Claim in any manner that would impose any expense, penalty, obligation or limitation on the Consultant, or would contain language (other than a recitation of any amounts to be paid in settlement) that could reasonably be viewed as an acknowledgment of wrongdoing on the part of the Consultant or as materially detrimental to the reputation of the Consultant, without the Consultant's prior written consent (which consent shall not be unreasonably withheld).

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     (d)  The Consultant's right to indemnification in this Section 2.03 shall include the right of the Consultant to be advanced by the Company any Expenses incurred in connection with any Indemnifiable Event as such expenses are incurred by the Consultant; provided, however, that all amounts advanced in respect of such Expenses shall be repaid to the Company by the Consultant if it shall ultimately be determined in a final judgment that the Consultant is not entitled to be indemnified for such Expenses.

          2.04. Termination. This Agreement may be terminated by the Company at the direction of the Special Committee or by the Board of Directors, effective upon two (2) days prior written notice to the Consultant, at any time with or without cause. If the Term is terminated early by the Company or if the Consultant should die during the Term or if the Consultant terminates his performance of the Services under this Agreement prior to the end of the Term for any reason, the Term shall automatically be terminated, and the Consultant (or his designated beneficiary or estate in the event of death) shall be entitled to receive his compensation and reimbursement of expenses incurred through the date of such termination (or death).

                                   ARTICLE III

                               GENERAL PROVISIONS

          3.01. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California, without reference to the principles of conflicts of laws.

          3.02. Assignment. This Agreement shall bind and inure to the benefit of the successors and assigns of the parties hereto. Neither of the parties hereto may assign this Agreement or any rights hereunder without the written consent of the other party hereto.

          3.03. Waiver or Amendment. No waiver, change or amendment of any provision of this Agreement shall be valid or of force or effect unless made in writing and signed by the party against which the enforcement of such change or waiver is sought. The signing of such waiver or change in any instance shall in no event be construed to be a general waiver, abandonment or change of any of the provisions hereof, but shall be strictly limited to the specific instance and for the specific purpose stated therein.

          3.04. No Agency, Etc. This Agreement is not intended to create an employment relationship between the Company and the Consultant. For all purposes, the Consultant shall be deemed an independent contractor and not the Company's agent or employee, and the Consultant shall have no authority to act for, represent, bind or obligate the Company, and nothing contained herein shall be deemed to create a partnership or a joint venture between the Company and the Consultant. Neither party shall be liable for any act of or failure to act by the other party except as herein specifically provided.

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          3.05. Survival. The provisions of Section 1.03 and Article II shall survive the termination of this Agreement. Moreover, the respective rights and obligations of the parties hereto shall survive any expiration and/or termination of the Term and/or this Agreement for any reason to the extent necessary to effect the intended provision of such right and obligation.

          3.06. Entire Agreement. This Agreement constitutes the entire agreement between the Consultant and the Company regarding the subject matter hereof and supercedes all previous agreements, promises, proposals, representations, understandings and negotiations, whether written or oral, between the Consultant and the Company and/or its affiliates regarding such subject matter.

          3.07. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

          3.08. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized representatives as of the day and year first above written.

                                 LIQUID AUDIO, INC.


                                 By:  /s/ ROBERT FLYNN
                                      --------------------------------------
                                        Name:  Robert Flynn
                                        Title: SVP of Business Development

                                      /s/  RAYMOND A. DOIG
                                      --------------------------------------
                                          RAYMOND DOIG

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